Exhibit 10.18

Dated 11th September 2006

CDW BUILDING LIMITED (1)

and

PEAK PLASTIC & METAL PRODUCTS

(INTERNATIONAL) LIMITED (2)

TENANCY AGREEMENT

of

UNITS E & F, 19TH FLOOR, CDW BUILDING

388 CASTLE PEAK ROAD

TSUEN WAN

Our Ref. No. DM/EWC/L-0576/06

EWC/JAN/KEN

4.8.2006

THIS AGREEMENT made 11th September 2006

BETWEEN	(1)	CDW BUILDING LIMITED a company limited by shares incorporated under the laws of the Cayman Islands with its principal place of business in Hong Kong at 23/F, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong (“the Landlord” which expression shall where the context permits include the reversioner expectant on the determination of the Term whether or not immediately);

	(2)	The person, company, firm or legal entity specified in the First Schedule hereto (hereinafter called “the Tenant” which expression shall where the context permits include its permitted assigns and persons deriving title under or through it); and

WITNESSETH as follows:-

1.	Definitions and Interpretation

	(1)	In this Agreement, unless the context otherwise requires, the terms defined in this Clause shall have the meanings respectively ascribed to them:-

(a)	“Basic Rent” means the calendar monthly rent such amount as specified in the Fourth Schedule hereto exclusive of Service Charge, Cooling Water Charge, Government rent, rates and other outgoings;

(b)	“Building” means CDW Building, 388 Castle Peak Road, Tsuen Wan erected on Section A of Lot No.1221 in Demarcation District No. 453;

(c)	“Common Parts” means the pedestrian ways forecourts car parks ramps driveways loading and unloading bays areas and platforms landscaped areas entrances halls landings lifts lift-shafts lift lobbies staircases passages lavatories and other areas which are from time to time during the Term provided for the common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them;

(d)	“Cooling Water Charge” means all charges payable from time to time for the supply of cooling water for air conditioning purposes as shall be determined by the Landlord and/or the Manager from time to time;

(e)	“Deed of Mutual Covenant” means any Deed of Mutual Covenant or deed or document of a similar nature affecting the Building from time to time;

(f)	“Deposit” means an amount equal to three times the monthly Basic Rent, the quarterly Government rent and rates payable from time to time hereunder which shall initially be the amount as specified in the Fifth Schedule hereto;

(g)	“Equipment” means the plant machinery apparatus equipment devices installations lifts boilers air-conditioning system fire extinguishing equipment lighting container hoist water tanks pumps transformers hoppers meters pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other electronic electrical gas mechanical water supply drainage telephone security computer building management or other service facilities now or at any time in above below adjacent to or in the vicinity of and serving and/or benefiting the Building;

(h)	“Interest Rate” means 1.5% per month calculated on a daily basis and compounded at monthly intervals;

(i)	“Liability” and “Liabilities” means any penalty fine damage damages losses costs expenses actions demands proceedings claims and liabilities;

(j)	“Manager” means the manager of the Building from time to time;

(k)	“Permitted Use” means Industrial use only;

(l)	“Plan” means the plan annexed hereto;

(m)	“Premises” means such Unit(s) of the Building as more particularly defined in the Second Schedule hereto;

(n)	“Rents” means the Basic Rent, the Service Charge, the Cooling Water Charge and all monies hereunder stipulated to be payable or recoverable as rent;

(o)	“Service Charge” means all service, repair, maintenance and management charges (including remuneration of the Manager) payable from time to time by the owner or occupier of the Premises as shall be determined by the Landlord or the Manager;

(p)	“Term” means such term of years as more particularly specified in the Third Schedule hereto.

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(2)	In this Agreement:-

(a)	if the context permits or requires words importing the singular number shall include the plural number and vice-versa and words importing one gender shall include all other genders;

(b)	the headings are for convenience only and shall not be referred to in the construction or interpretation of this Agreement;

(c)	references to any specific ordinance shall be deemed to refer to any modification amendment or re-enactment thereof and any bye-laws rules regulations or orders made thereunder for the time being in force and any general reference to “Ordinance”, “Ordinances” or “legislation” includes any bye laws rules regulations or orders made under such Ordinance Ordinances or legislation and any other orders regulations bye-laws and rules of any Governmental or other competent authority or Court of competent jurisdiction;

(d)	references to “the Premises” “the Building” and “the Equipment” shall in the absence of any provision to the contrary include any part thereof;

(e)	any agreement by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done and to use its best endeavours to prevent such act or thing being done by a third party;

(f)	any provisions referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Premises and if applicable of the Manager but nothing in this Agreement shall be construed as implying that any obligation is imposed upon any mortgagee of the Premises or the Manager not unreasonably to refuse such consent or approval;

(g)	references to “consent” or “approval” or words to similar effect mean (as the case may be) a written and signed consent or approval;

(h)	reference to any Clause or Schedule without further designation shall be construed as a reference to the Clause of or Schedule to this Agreement so numbered;

(i)	where the Landlord or the Tenant for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally.

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Demise

2.	In consideration of the Rents hereby reserved and the Tenant’s agreements and obligations hereinafter contained the Landlord LETS and the Tenant TAKES the Premises TOGETHER with (so far as the same are reasonably necessary for the proper enjoyment of the Premises and so far as the Landlord has title to grant the same) the right in common with the Landlord and all others having the like right to:-

(a)	the free passage and running (subject to temporary interruption for repair alteration or replacement) of water gas electricity sewage and all other services and supplies as are now or are hereafter to be used from and to the Premises through the pipes sewers drains watercourses wires cables and other conduits now or hereafter serving the Premises and situated in on under or over the Building;

(b)	use the Common Parts (subject to temporary interruption for repair alteration or replacement); and

(c)	support and protection from other parts of the Building as is now enjoyed by the Premises

EXCEPT AND RESERVING unto the Landlord and all other persons authorised by the Landlord:-

(a)	the free and uninterrupted passage and running of water gas electricity and sewage and all other services and supplies as are now or hereafter to be used from and to any other premises in the Building through the Premises;

(b)	the right to use the Equipment within the Premises not exclusively serving the same;

(c)	the right with or without workmen tools and appliances at all reasonable times upon giving the Tenant reasonable prior notice (except in cases of emergency when no notice shall be required) to enter (or in cases of emergency to break and enter) the Premises to:-

(i)	inspect rebuild repair renew maintain cleanse paint or decorate the Building and the Equipment and for such purposes to erect scaffolding or to place ladders upon the Premises;

(ii)	construct in on under or over the Premises at any time during the Term any Equipment for the benefit of the Building;

(iii)	carry out work or do anything whatsoever comprised within the Landlord’s obligations in this Agreement whether or not the Tenant is liable to make a contribution;

(iv)	take schedules or inventories of fixtures and other items to be yielded up on the determination of the Term;

(v)	exercise any of the rights granted to the Landlord by this Agreement;

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(vi)	extinguish any fire or salvage property or otherwise deal with any emergency;

(vii)	a right of support and protection from the Premises as is now enjoyed by other parts of the Building

TO HOLD the same unto the Tenant for the Term SUBJECT TO all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises including without limitation the matters contained or referred to in the Deed of Mutual Covenant YIELDING AND PAYING therefor the Rents.

TENANT’S AGREEMENTS

3.	The Tenant AGREES with the Landlord as follows:-

Expenses and Outgoings

(1)	(a)	To pay the Basic Rent, the Service Charge, the Cooling Water Charge and any increase therein in Hong Kong currency on the first day of each and every calendar month during the Term in advance without any deduction therefrom and the Tenant hereby expressly agrees that it shall not be entitled to any set-off (whether legal or equitable) against the Basic Rent, the Service Charge and the Cooling Water Charge hereby reserved and payable by the Tenant to the intent that the same shall be paid in full to the Landlord on the day and in the manner herein before provided the first of such payments shall be made on the date hereof;

(b)	The Landlord or the Manager shall be entitled at any time and from time to time by notice in writing to the Tenant to increase the amount of the Service Charge and/or the Cooling Water Charge payable at the date hereof and thereafter the Service Charge and/or the Cooling Water Charge payable shall be the increased amount in lieu of the amount payable at the date hereof. There shall be no restriction on the number of occasions upon which the Landlord or the Manager may call for an increase.

(c)	(i)	To pay and discharge by way of further rent all Government rent rates taxes assessments duties charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the Premises or upon the owner or occupier thereof (Property Tax only excepted);

	(ii)	In the event of the Premises not having been assessed to rates at the date of commencement of the Term to pay to the Landlord quarterly in advance on the first days of January, April, July and October for the continuance of the Term (the first payment in respect of the period from the commencement of the Term until the next said quarter day to be made on the date hereof) such percentage (as shall from time to time be determined by the Legislative Council in accordance with Section 18 of the Rating Ordinance Cap. 116 as the percentage of the rateable value on

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which rates shall be computed) of the rent for the corresponding quarter as shall be required by the Landlord as a deposit by way of security for the due payment of rates and any over-payment or under-payment by the Tenant shall be adjusted on receipt of an assessment from the Government;

(d)	To pay to the suppliers and indemnify the Landlord against all deposits and charges in respect of water electricity gas and telephones consumed or used at or in relation to the Premises as may be shown by the separate meter or meters installed in the Premises or by accounts rendered to the Tenant such sums to be recoverable as rent;

(e)	To produce to the Landlord on written demand made by the Landlord receipts for Government rent rates water telephone gas and electricity charges paid by the Tenant;

(f)	If and so often as any Rents (whether formally demanded or not) or any other money due from the Tenant hereunder shall be unpaid after becoming due to pay on demand by way of further rent interest on such unpaid Rents and other moneys (as the case may be) from the due date until payment at the Interest Rate both before and after judgment and for the avoidance of doubt it is declared that this provision shall not entitle the Tenant to withhold or delay any payment of the Rents or any other sum due hereunder after the date upon which it falls due or in any way prejudice affect or derogate from the rights of the Landlord in relation to the said non-payment.

Landlord’s Expenses

(2)	To pay to the Landlord on an indemnity basis all costs fees charges disbursements and expenses (including without prejudice to the generality of the foregoing those payable to counsel solicitors surveyors architects engineers and bailiffs) incurred or payable by the Landlord in relation or incidental to:-

(a)	the preparation and service of any notice under Section 58 of the Conveyancing and Property Ordinance Cap.219 or incurred in or in contemplation of proceedings thereunder notwithstanding in any such case that forfeiture may be avoided otherwise than by relief granted by the Court;

(b)	every application made by the Tenant for a consent or approval of the Landlord or any mortgagee of the Premises required by this Agreement whether or not the application is granted together with any stamp duties on any licences and duplicates in connection therewith; and

(c)	the recovery or attempted recovery of arrears of the Rents or other sums due from the Tenant.

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To Fit Out

(3)	To fit out the interior of the Premises at the Tenant’s expense in accordance with such plans and specifications (including but not limited to the installation of machinery electrical wiring plumbing fire services air-conditioning and electrical works) as shall have been first submitted by the Tenant and approved in writing by the Landlord in a good proper and workmanlike fashion using good quality materials and in all respects in a style and manner appropriate to a high class industrial building and so to maintain the same throughout the Term in good and substantial repair and condition to the reasonable satisfaction of the Landlord PROVIDED THAT no approval shall make the Landlord responsible for any damages or claims arising from defects in design or quality of the fitting out. The Tenant will not cause or permit any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval by the Landlord (such approval not to be unreasonably withheld) and the Tenant shall pay to the Landlord any fees and/or costs incurred or payable by the Landlord in obtaining the advice of its architects and/or specialist consultants in respect of the initial fit-out works and any variation thereof.

Repair

(4)	(a)	At all times during the Term to put and keep the Premises and the Equipment therein (save and except any Equipment within the Premises not exclusively serving the Premises) in good clean and substantial repair and condition and in whole or in part to rebuild renew or replace the same as necessary and to paint and decorate the Premises in the last three months of the Term and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition and in particular but without prejudice to the generality of the foregoing:-

(i)	to repair or replace any electrical or gas installations wiring or piping (as the case may be) within and exclusively serving the Premises if the same becomes dangerous or unsafe or if so reasonably required the Landlord or if required by any relevant Ordinances or the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for that purpose;

(ii)	to keep any Equipment within and exclusively serving the Premises in good clean and substantial repair and condition and in accordance with the provisions of any relevant legislation and in so doing the Tenant shall only use a contractor approved by the Landlord for that purpose;

(iii)	to keep any toilets used exclusively by the Tenant its employees and licensees (whether or not within the Premises) in good clean and tenantable repair and condition;

(b)	To reimburse to the Landlord on demand the cost of replacing all broken and damaged windows and glass in the Premises whether or not the same is broken or damaged by the act or neglect of the Tenant and the cost of cleansing and clearing any of the drains choked or stopped up owing to the negligence or careless use by the Tenant; and

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(c)	To take all reasonable precautions to protect the Premises against damage by fire storm typhoon heavy rainfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

Landlord’s Access

(5)	(a)	To permit the Landlord and its agents with or without workmen materials and appliances to:-

(i)	enter upon the Premises at reasonable times on reasonable notice (except in case of emergency when no notice shall be required) to inspect and test the wiring and piping therein and to inspect execute test maintain and repair additions alterations or other works on any part of the Building or the fixtures and fittings or appliances therein and for the purpose of executing the same to erect scaffolding or to place ladders upon the Premises;

(ii)	enter the Premises at reasonable times on reasonable notice for the purpose of ascertaining that the covenants and conditions of this Agreement have been observed and performed;

(iii)	enter upon the Premises at reasonable times on reasonable notice to view (and to open up floors and other parts of the Premises where such opening-up is required in order to view) the state of repair and condition of the Premises;

(iv)	give to the Tenant (or leave upon the Premises) a notice specifying any repairs renewals replacements rebuilding cleaning and maintenance that the Tenant has failed to execute in breach of this Agreement and to request the Tenant immediately to execute the same including the making good of such opening-up (if any)

Provided That any such opening up shall be made good by and at the cost of the Landlord where such opening-up reveals no breach of this Agreement;

(b)	Immediately to repair renew rebuild replace cleanse and maintain the Premises as required by any notice given pursuant to Clause 3(5)(a)(iv); and

(c)	If within fourteen days of the service of any notice given pursuant to Clause 3(5)(a)(iv) the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in such notice or if the Tenant shall fail to complete the work within one month of such notice or if in the Landlord’s reasonable opinion the Tenant is unlikely to have completed the work within such period to permit the Landlord with all necessary workmen materials and appliances to enter upon the Premises and forcibly if necessary to execute such

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work as may be requisite to comply with such notice and the cost thereof (which expression shall include without limitation all legal costs and surveyors’ fees and other expenditure whatsoever attendant thereon) shall be paid by the Tenant to the Landlord on demand and shall be recoverable as rent.

Restriction on Alterations

(6)	(a)	Not to:-

(i)	commit any waste nor damage destroy obstruct hinder or prevent the use of any Equipment;

(ii)	make any addition or alteration to the Premises or any fixtures partitioning erections or installations therein without the prior written consent of the Landlord;

(iii)	unite the Premises with any adjoining premises;

(iv)	make any addition or alteration to the Equipment without the prior written consent of the Landlord;

(v)	install any equipment apparatus or machinery which imposes a weight on any part of the floors ceilings roofs or structure of the Premises or Building in excess of that for which it is designed or which requires any additional electrical wiring or gas piping or which consumes electricity or gas not metered through the Tenant’s separate meter;

(vi)	cut maim injure drill into mark or deface any doors windows walls beams structural members or any part of the fabric of the Premises;

(vii)	drive or insert any nails screws hooks brackets or similar articles into the ceilings walls floors doors windows or columns of the Premises nor to lay or use any floor covering or do any thing which may damage or penetrate the existing flooring floor screed or slab;

(viii)	damage injure or deface the Premises or the Building or the fixtures or fittings therein;

(ix)	install or erect anything on the windows exterior or flatroofs (if any) of the Premises or the Building or that protrudes from the Premises or from the external facades of the air-conditioning platform thereof;

(x)	install additional locks bolts security fitments or systems or other fittings to the doors of the Premises or to the Premises or to change those already installed without the prior written consent of the Landlord; and

(xi)	install any heating ventilation or air-conditioning plant equipment or system in the Premises without the prior written consent of the Landlord and the Manager;

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(b)	Any consent shall be given or withheld at the Landlord’s discretion and the Landlord shall not be obliged to give reasons why it has withheld its consent and in any event if any consent shall be granted it shall be subject to the condition that the Tenant shall not cause any damage to the Premises and/or the Building or any part thereof and such other conditions as the Landlord shall think fit to impose.

(c)	Any work to which the Landlord may consent must be carried out in accordance with plans and specifications previously submitted to and approved by the Landlord and the Tenant shall co-operate and cause its servants agents contractors and workmen to co-operate fully with the Landlord and its servants agents contractors and workmen and with other tenants or contractors carrying out any work in the Building and to obey and comply and to cause its servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord’s representative in connection with the carrying out of such work;

(d)	In carrying out any permitted work to the Equipment to use only a contractor approved by the Landlord for that purpose; and

(e)	If the Tenant shall install package unit air-conditioning the Tenant shall only use the cooling water for such unit as shall be supplied by the Landlord and such supply shall be subject to the Tenant paying to the Landlord the Cooling Water Charge.

Alienation

(7)	Not to assign underlet mortgage charge hold on trust for another or part with or share possession or occupation or use or otherwise dispose of the Premises or any part thereof or any interest therein or right thereto whereby any person or persons not party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any breach of this provision this Agreement shall at the discretion of the Landlord determine and the Tenant shall forthwith surrender the Premises to the Landlord. The tenancy shall be personal to the Tenant named in this Agreement and without in anyway limiting the generality of the foregoing, the following acts and events shall unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at its discretion without assigning any reason therefor) be deemed to be breaches of this Clause:-

(i)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual and the taking in of new partner or partners.

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(iii)	In case of a tenant which is a corporation any take-over, reconstruction amalgamation merger liquidation or winding up either voluntarily or otherwise or a change in the person or persons who own the majority of its voting shares or who otherwise have effective control thereof.

(iv)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v)	The change of the Tenant’s business name without the previous written consent of the Landlord.

Legislation and Notices

(8)	(a)	To obey and comply with all legislation relating to the Premises and the conduct and carrying on of the Tenant’s business thereat and the use of all plant and machinery installed in the Premises or to any other act deed matter or thing done permitted suffered or omitted therein or thereon;

(b)	Not to do in or near the Premises any act or thing by reason of which the Landlord may under any Ordinance incur any Liability; and

(c)	Forthwith on receipt of any notice order or claim or information regarding any proposal for a notice order or claim affecting the Premises or the owner thereof (whether by advertisement or otherwise) to give full particulars thereof to the Landlord and if so required by the Landlord to produce such notice order claim or information regarding such proposal for a notice order or claim to the Landlord.

Restrictions on Use

(9)	(a)	Not to use the Premises for any purpose other than for the Permitted Use excluding any trade that is now or may hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance Cap.132 or any similar legislation and not to cease to carry on business in the Premises;

(b)	Not to use the Premises for any illegal or immoral purpose;

(c)	Not to use the Premises as sleeping quarters or domestic premises nor to allow any person to remain in the Premises overnight except with the prior consent of the Landlord posting watchmen to look after the contents of the Premises;

(d)	Not to use or permit or suffer the Premises to be used for the purpose of dyeing or weaving works or the manufacture of plastic ware or materials;

(e)

Not to keep any animals or pets inside the Premises and at the Tenant’s expense to take all such steps and precautions as shall be required by the Landlord to prevent the Premises from becoming infested or to remedy the infestation of the Premises by termites, rats, mice, roaches or any other pests or vermin and to

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employ at the Tenant’s cost only such pest extermination contractors as the Landlord may require and at such intervals as the Landlord may reasonably direct and to the exclusion of all others;

(f)	Not to bring or permit to remain on the Premises any safes machinery goods or other articles which may strain or damage the Premises;

(g)	To comply with the Landlord’s requirements as to the maximum weight and location of heavy equipment apparatus and machinery.

(h)	Not to use in the Building any cart trolley or similar vehicle for the transport of goods unless the same is run on wheels of not less than six inches’ diameter and without skids or tracks and unless all such wheels are covered with a tread of soft and non-metallic material;

(i)	Not to use any liquid or solid fuel within the Premises or the Building; or

(j)	Not to use any fresh or salt water from Government mains for any heating cooling humidification or industrial purposes without obtaining any requisite consents and licences from the Water Authority.

Loading and Unloading

(10)	(a)	Not to use the passenger lifts in the Building for the purpose of carrying any merchandise supplies chattels refuse equipment or other materials which items shall be carried only in the freight or cargo lifts;

	(b)	Not to load the freight or cargo lifts in such a manner as to exceed the maximum laden weight from time to time recommended by the manufacturer or any service engineers for the operation thereof and not to cause congestion of the loading and unloading bays areas and platforms and the adjoining parking areas (if any) or inconvenience to any other user of them; and

	(c)	To use the loading and unloading bays areas and platforms for the purposes of loading and unloading goods only.

Access and Common Parts

(11)	(a)	Not to do any act or thing whereby any entrance or exit of the Building or any of the Common Parts may be obstructed impeded or hindered in any way whatsoever and not to place any objects on the Common Parts nor to cause any Common Parts to become untidy or in a dirty condition;

	(b)	Not to place deposit or expose outside the Premises any goods materials articles or things whatsoever for display or sale or for any other purpose.

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Electricity Loading

(12)	Not to overload the electrical wiring or cables or apparatus associated therewith in or serving the Premises and to comply in all respects with all Ordinances relating thereto.

Aerials and Noise

(13)	(a)	Not without the consent of the Landlord to affix any aerial or similar apparatus (whether in connection with telegraphic, telephonic, radio or television communication or otherwise) upon any part of the outside of the Building and not to make any claim against the Landlord in respect of interference to reception of wireless radio or television transmissions or to the operation of any appliance in or upon the Premises suffered or alleged to be suffered by reason of the use of electrical or other apparatus at the Building;

	(b)	Not to make at any time in the Premises any music or noise (including without limitation sound produced reproduced received or recorded by any broadcasting or other apparatus or equipment) so as to be audible outside the Premises.

Fire Fighting Equipment

(14)	To keep all fire fighting alarm detection systems and extinguishing apparatus installed at the Premises in compliance with all Ordinances and open to inspection and maintained in complete working order to the satisfaction of the Landlord and not to hinder prevent or obstruct the access to or operation of such systems apparatus and appliances.

Machinery

(15)	(a)	Not to install any machinery in the Premises without the written consent of the Landlord (such consent not to be unreasonably withheld);

	(b)	Not to install or use in the Premises any machinery or apparatus which causes undue noise or vibration or which can be heard or felt in any other premises in the Building or which may cause structural damage;

	(c)	To keep all plant apparatus machinery (including any boilers) in or upon the Premises properly maintained and in good working order and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them and to renew all working and other parts as and when necessary or recommended by such contractors; and

	(d)	To mount and equip its machinery and particularly (without prejudice to the generality of the foregoing) machinery with horizontal or vertical reciprocating actions and every part thereof with anti-vibration absorbers and anti-dumping absorbers of such types and designs as may be first approved in writing by the Landlord and to comply with all directions or orders of the Landlord or its agents for eliminating and reducing vibrations and dumping produced by the operation and running of any of the machinery installed at or on or affixed to the Premises.

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Nuisance

(16)	(a)	Not to do any act or thing in or upon the Premises or any of the Common Parts which may be or become or cause nuisance injury or damage or annoyance disturbance or inconvenience to the Landlord or the tenants owners or occupiers of other premises in the Building;

(b)	Not to cause or permit any grit fumes or deleterious noxious offensive or poisonous effluvia or substance to be emitted from the Premises; and

(c)	Not to allow to pass into the Conduits any oil or grease or noxious deleterious objectionable dangerous poisonous or explosive effluent matter or other substance which is of a kind that is likely to or does in fact damage destroy contaminate or pollute the water of any stream or river or the sea or any land or property or which may pollute the environment or cause an obstruction in or injury any pipes sewers drains watercourses or other conduits and to construct at the Tenant’s expense such intercepting and neutralising tanks as may be required by the Landlord.

Tenant’s Insurance

(17)	(a)	To effect and maintain at all times comprehensive insurance cover in respect of liability for loss injury or damage to any person or property whatsoever arising as a direct or indirect result of any act neglect default or omission of the Tenant or the contractors servants agents licensees or invitees of the Tenant with an insurance company of good repute;

(b)	To pay all premiums in respect of any policies effected pursuant to Clause 3(17)(a) upon the due date and whenever so required by the Landlord to produce to the Landlord such policies of insurance and the receipts for the last premiums paid and in the event of failure to do so the Landlord may effect such insurance either in its sole name or in the joint names of the Landlord and the Tenant (as the Landlord may in its discretion decide) and in such event to reimburse the Landlord on demand all costs and expenses thereby incurred by the Landlord; and

(c)	If at any time the Tenant shall be entitled to the benefit of any insurance of the Premises or the Equipment therein to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received.

Landlord’s Insurance

(18)	(a)	Not to do or omit anything whereby any insurance for the time being effected in respect of the Premises the Building or the Equipment may be rendered void or voidable wholly or in part or be in anyway affected nor do or omit anything whereby any additional premium may become payable for any such insurance and to comply with all requirements and recommendations of the insurers as to fire precautions relating to the Premises Provided that if as the result of anything

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done or omitted by the Tenant the premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase; and

(b)	To give notice in writing to the Landlord forthwith upon the happening of any event which might affect any insurance policy on or relating to the Premises the Building or the Equipment or upon the happening or any destruction thereof or damage thereto.

Refuse, Storage and Cleaning

(19)	(a)	Not to form any refuse dump or scrap heap on the Premises;

(b)	Not to deposit refuse rubbish scrap and waste material in the Premises and to ensure that all refuse rubbish scrap and waste material is at all times stored in the Premises in proper receptacles and as from time to time directed by the Landlord;

(c)	To ensure that not less frequently than once a day all refuse rubbish scrap and waste material which may have accumulated on the Premises is removed therefrom and at the Tenant’s expense to employ such cleaning contractors as shall be nominated by the Landlord;

(d)	To dispose properly of any dangerous or trade waste at the Tenant’s cost in accordance with the provisions of the Public Cleansing and Prevention of Nuisances By-laws and any other relevant legislation;

(e)	Not to bring keep or store in or upon the Premises or the Building any arms ammunition unlawful goods gun powder saltpetre kerosene petrol or petroleum products or any other dangerous explosive or inflammable substances;

(f)	Not to bring or keep upon the Premises or the Building anything which in the opinion of the Landlord is or may become untidy unclean unsightly or otherwise detrimental to the amenities of the Premises or the Building;

(g)	Generally to keep the Premises and all areas immediately adjoining thereto clean tidy and in good order.

Signs and Placards

(20)	(a)	Not to affix display place or exhibit within or outside the Premises any signboard sign decoration advertising matter or other device whether illuminated or not which may be visible from outside the Premises save the display of a name-plate or signboard identifying the Tenant the type size and position of which shall be subject to the prior written approval of the Landlord and the Manager;

(b)	To pay to the Landlord on demand the cost of affixing repairing or replacing the Tenant’s name on the directory board at the entrances to the Building and on the floor on which the Premises are situated; and

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(c)	The Landlord its agents or the Manager shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration or device which shall be affixed, put up or displayed in breach of Clause 3(20)(a).

Landlord’s signs

(21)	To permit the Landlord at any time during the last four months of the Term to affix and retain without interference upon any part of the Premises a notice for reletting the same or at any time or times during the Term a notice for the sale of any reversionary interest in the Premises and to permit persons with written authority from the Landlord or its agent at reasonable times to view the Premises.

Delivery-up

(22)	At the expiration or sooner determination of the Term quietly to yield up the Premises with vacant possession and at the Landlord’s discretion either :-

(a)	to remove all fixtures and fittings installed in the Premises by or on behalf of the Tenant and all additions erections alterations and improvements which the Tenant and any predecessor in title may have made to the Premises with or without the consent of the Landlord and to make good all damage caused by their removal; or

(b)	to leave all fixtures and fittings which have been affixed to the Premises by or on behalf of the Tenant and which have become part of the Premises (except trade fixtures and fittings the Tenant making good all damage caused by the removal thereof) and all additions erections alterations and improvements which the Tenant and any predecessor in title may have made to the Premises with or without the consent of the Landlord in either case in the state of repair and decoration in which they should be having regard to the Tenant’s agreements and obligations contained in this Agreement and generally in accordance with the terms of this Agreement and to deliver to the Landlord all keys to the Premises.

Landlord’s Rights

(23)	To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this Agreement.

Remedy of Tenant’s Default

(24)	In the event of the Tenant failing to comply with any of the provisions of this Agreement (and without prejudice to any other provisions of this Agreement) to permit the Landlord or any person authorised by the Landlord to enter upon the Premises and/or to take such other action as it or they may from time to time deem appropriate to remedy rectify or mitigate such failure and to repay on demand all costs and expenses thereby incurred by the Landlord or such authorized person.

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Contractors Servants Agents Licensees

(25)	To be responsible to the Landlord for any act neglect omission and default of any contractors servants agents licensees and invitees of the Tenant as if they were the acts neglects omissions or default of the Tenant and for the purposes of this Agreement “licensees” shall include any person present in using or visiting the Premises with the express or implied consent of the Tenant save only the Landlord and its contractors servants agents invitees and licensees.

Indemnity

(26)	To be responsible for and to keep the Landlord fully indemnified during and after the Term against all Liabilities suffered or incurred by the Landlord arising directly or indirectly out of:-

(a)	any breach non-observance or non-performance by the Tenant of the provisions of this Agreement or any of the matters to which this demise is subject;

(b)	any act omission or negligence of the Tenant or any contractors servants agents licensees or invitees of the Tenant; and

(c)	the repair condition user or any alteration to the Premises or owing to the spread of fire or smoke or the escape or overflow of water originating from the Premises Provided That the same shall not arise by reason of the act neglect or omission of the Landlord.

Government lease and Deed of Mutual Covenant

(27)	Not to do any act deed matter or thing whatsoever which does or would amount to a breach of the terms and conditions of the Deed of Mutual Covenant or of the Government lease relating to the Building and not to impede the Manager in carrying out its duties and powers.

Regulations

(28)	To comply with all regulations for the proper management or the control or security of the Building or the comfort or convenience of its occupiers and visitors as may from time to time apply to the Building Provided That nothing in any regulations made by or at the direction of or with the consent of the Landlord shall purport to amend this Agreement and in the event of any inconsistency between this Agreement and such regulations this Agreement shall prevail.

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LANDLORD’S AGREEMENTS

4.	The Landlord agrees with the Tenant as follows:-

Quiet Enjoyment

(1)	That the Tenant paying the Rents and performing and observing the agreements and obligations on its part herein contained shall and may peaceably and quietly hold and enjoy the Premises during the Term without any unlawful interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

Property Tax

(2)	To pay the property tax which are now or may hereafter during the Term be imposed by Government upon the Premises.

Maintenance of Structure

(3)	To maintain and keep the main structure of the Premises in proper and tenantable repair and condition Provided that the Landlord’s liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to inspect and repair the same after the lapse of a reasonable time And Provided that the Landlord shall not be required to repaint or whitewash any external part of the Premises.

PROVISOS

5.	PROVIDED ALWAYS and it is agreed and declared as follows:-

Re-entry

(1)	If the Rents or any part thereof shall at any time be unpaid for fifteen days after the due date therefor (whether formally demanded or not) or if any of the agreements or obligations on the part of the Tenant or any one of them herein contained shall not be performed or observed or if the Tenant or any one of them (being an individual or individuals) shall become bankrupt or if the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or if a receiver shall be appointed of the Tenant’s undertaking or if the Tenant shall enter into an agreement or make any arrangement with creditors for liquidation of the debts of the Tenant by composition or otherwise or if the Tenant’s Business Registration Certificate is cancelled or if the Tenant shall suffer any distress or process of execution to be levied on the goods of the Tenant then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine in which event the Deposit shall be absolutely forfeited to the Landlord but without prejudice to any right of action of the Landlord in respect of any antecedent breach of any of the agreements or obligations on the part of the Tenant herein contained.

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Deposit

(2)	(a)	The Tenant will on the signing of this Agreement pay to and thereafter maintain with the Landlord the Deposit by way of security for the due performance and observance of the agreements and obligations on the part of the Tenant herein contained. The Landlord shall have the right (without prejudice to any other remedy available to the Landlord) to deduct from the Deposit the amount of any loss or damage suffered by the Landlord as the direct or indirect result of any non-performance or non-observance by the Tenant of the agreements and obligations on its part herein contained and subject thereto the Deposit or the balance thereof (as the case may be) shall be returned to the Tenant within 21 days of the expiration or sooner determination of the Term, delivery of vacant possession of the Premises or settlement of the Landlord’s last outstanding claim (whichever is the later);

(b)	In the event of any deduction being made by the Landlord from the Deposit at any time or from time to time the Tenant shall forthwith on demand in writing made by the Landlord make a further deposit equal to the amount so deducted;

(c)	In the event of the Basic Rent, Government rent or Government rates being increased at any time or from time to time the Tenant shall forthwith on demand in writing made by the Landlord deposit with the Landlord an amount equal to three times the amount by which the Basic Rent, Government rent or Government rates (as the case may be) has increased by way of further security for the due performance and observance of the agreements and obligations on the part of the Tenant herein contained.

(d)	In the event of the Landlord disposing of its interest in the Premises, the Landlord will transfer the Deposit and the benefits and burdens of this Clause 5(2) to its successor in title (to which transfer the Tenant hereby consents) to the intent that the Landlord’s obligation to repay the Deposit to the Tenant shall be an obligation which runs with the land and that the Landlord’s successor in title for the time being in possession of the reversionary interest immediately expectant hereon shall be obliged to repay the Deposit to the Tenant in accordance with the terms of this Agreement; and

(e)	Following any transfer of the Deposit in accordance with Clause 5(2)(d) the Landlord shall be absolutely discharged from its obligations herein contained to refund the Deposit or any part thereof to the Tenant.

Abatement of Rent

(3)

In the event of the Premises or any substantial part thereof being damaged or destroyed by any cause save and except for the act neglect or default of the Tenant so as to be unfit for occupation or use the Basic Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall cease to be payable by the Tenant from the date of damage or destruction until the Premises or the affected part are repaired and reinstated fit for occupation and use Provided That there shall be no cesser of Basic Rent if any insurance policy effected by the Landlord shall have been rendered void or

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voidable in whole or in part by the act or default of the Tenant and Provided Further That if the whole or substantially the whole of the Premises shall have been damaged or destroyed by any such cause as aforesaid so as to be unfit for occupation or use and shall not have been repaired and reinstated within three months of the damage or destruction either party shall be entitled at any time before the same are repaired and reinstated to terminate this Agreement by notice in writing to the other without prejudice to each party’s rights against the other in respect of any antecedent breach hereof Provided Further that the Landlord shall be under no obligation to repair and reinstate any damage or destruction to the Premises.

Non-liability of Landlord

(4)	Notwithstanding anything herein contained and so far as permitted by law the Landlord shall not in any circumstances be liable for any Liabilities suffered or incurred by the Tenant or occupier of the Premises or any of its or their respective servants employees licensees invitees or visitors or by any other person or persons by reason or in consequence of:-

(a)	any act neglect default or omission of any contractors servants agents licensees or workmen of the Landlord;

(b)	any act neglect default or omission of any tenants or occupiers of any other premises in the Building;

(c)	any defect in or breakdown of or the defective state or condition of the Premises or the Building or the appurtenances or anything in on or about the same;

(d)	any failure malfunction stoppage fluctuation interruption or suspension of the security services or other services and facilities of or in the Building and in particular (but without limitation) the provision by the Landlord of security services shall not create an obligation on the part of the Landlord for the security of the Premises or any contents therein;

(e)	any failure malfunction explosion or suspension of the electricity gas or water supply to the Building or the Premises; or

(f)	fire or the overflow or leakage of water from anywhere within the Building or the influx of rain water or sea water into the Building or the Premises or the activity of rats or other vermin in the Building;

nor subject to the provisions of Clause 5(3) shall the Rents or any part thereof abate or cease to be payable on account thereof.

Waiver and Condonation

(5)	(a)	No acceptance of rent or condoning exercising or overlooking by the Landlord of any non-observance or non-performance by the Tenant at any time or times of the Tenant’s agreements and obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or

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subsequent non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent non-observance or non-performance and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless the same is expressly waived in writing and signed by the Landlord; and

(b)	Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

Premium

(6)	The Tenant acknowledges that no fine premium key money or consideration other than that details of which are contained in this Agreement has been paid by the Tenant to the Landlord for the grant of this Agreement.

Rent to be paid in advance

(7)	For the purpose of the Landlord and Tenant (Consolidation) Ordinance Cap.7 the rents reserved hereby are in arrears if not paid in advance as herein provided.

Verbal Warranties and Exclusion of Use

(8)	(a)	This Agreement sets out the full agreement reached between the parties and the Tenant acknowledges that this Agreement has not been entered into in reliance wholly or partly on any representation or statement made or given by the Landlord except any such statement or representation that is expressly set out in this Agreement;

(b)	Nothing in this Agreement or in any consent granted by the Landlord under this Agreement shall imply or warrant that the Premises may be used for the purpose herein authorised;

(c)	The parties hereto agree that the Premises will be let to the Tenant by the Landlord in the state and condition as at the date of signing this Agreement and no warranty or representation is given or made by the Landlord or its agents regarding:-

(i)	the fittings and finishes of the installations and appliances (if any) in the Premises and/or the Building;

(ii)	the state and condition of the Premises or the Building or the user thereof; or

(iii)	the composition of the Building.

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Notices

(9)	Any notice to be served hereunder or in relation hereto shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid registered post to or delivered at the Premises or the Tenant’s registered office or last known place of business in Hong Kong or the Tenant’s last known address or place of residence as the Tenant may notify the Landlord and if to be served on the Landlord be sufficiently served if addressed to the Landlord and sent by prepaid registered post to or delivered at the principal place of business of the Landlord in Hong Kong as hereinbefore set out or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by post shall be deemed to be given when recorded by the Post Office as received.

Property Tax Increase

(10)	If for any reason whatsoever the property tax payable in respect of the Premises is increased to a figure in excess of the property tax at the date hereof by reason of any decoration alteration or other works or improvements carried out by the Tenant to the Premises then and in any such case the Tenant shall during the continuance of this Agreement bear the increase in property tax and the amount of such increase or increases shall form part of the rent and be recoverable accordingly.

Unwanted property

(11)	If after the ending of the Term any property remains in the Premises and/or the Building the Landlord may either in so far as the same is annexed to the Premises and/or the Building treat it as having reverted to the Landlord as fixtures or as the agent of the Tenant (and the Landlord is appointed by the Tenant to act in that behalf) remove, store, and dispose of whether by sale or otherwise to retain any proceeds of sale and recover the costs for such removal storage and/or disposal from the Tenant if the proceeds of sale shall not be sufficient to cover the same Provided That the Tenant shall indemnify the Landlord against liability incurred by it to any third party whose property is dealt with by the Landlord.

6.	COSTS

The Stamp Duty and Land Registry registration fee (if any) on this Agreement and on its counterpart shall be borne by the parties hereto in equal shares PROVIDED THAT the Tenant shall pay to the Landlord an administration fee as specified by the Landlord in writing for preparation, approval and stamping of this Agreement. If the Tenant shall instruct his own firm of Solicitors to act for him in connection with this tenancy, the Tenant shall be fully responsible for paying his own legal costs and expenses and shall further be responsible for paying the Landlord’s administration fee as aforesaid.

7.	EARLY DETERMINATION BY LANDLORD

Notwithstanding anything herein contained the Tenant hereby expressly agrees that in the event of the Premises and/or the Building or any part thereof being required by the

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Landlord for the purpose of rebuilding refurnishment reconstruction or redevelopment, a resolution of the Board of Directors of the Landlord shall be conclusive evidence of such requirement, the Landlord shall have the right to terminate this Agreement by giving to the Tenant six month’s prior notice in writing of its intention to do so and upon the expiration of such notice this Agreement shall absolutely be determined but without prejudice to the rights of either party against the other in respect of any antecedent breach hereof.

8.	SPECIAL CONDITIONS

For the avoidance of doubt, it is hereby agreed that this Agreement shall be read and construed on the basis that the special conditions, if any, set out in the Sixth Schedule hereto form an integral part of this Agreement. In the event of conflict between such special conditions and the terms and conditions hereinbefore provided, the special conditions shall prevail.

IN WITNESS whereof the parties hereto have signed this Agreement the day and year first before written.

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THE FIRST SCHEDULE

(a) The Tenant

PEAK PLASTIC & METAL PRODUCTS (INTERNATIONAL) LIMITED [GRAPHIC APPEARS HERE] whose registered address is situate at Units E & F, 19/F, CDW Building, 388 Castle Peak Road, Tsuen Wan, N. T.

THE SECOND SCHEDULE

The Premises

ALL THOSE Units E & F on the Nineteenth Floor of the Building which are shown for the purposes of identification only coloured pink on the Plan and include:-

(a)	the inner surface of and the paint paper and other decorative finishes applied to the interior of the external walls and internal structural walls of the Premises but not any other part of the external walls or internal structural walls;

(b)	the floor finishes floor boards and floor screeding so that the lower limit of each floor of the Premises includes such finishes, boards and screeding but does not extend to anything below them except any Equipment that exclusively serve the Premises;

(c)	the plaster inner surface paint paper and other decorative finishes applied to the underside of the ceilings so that the upper limit of each floor of the Premises includes such plaster inner surfaces and finishes but does not extend to anything beyond them except any Equipment that exclusively serve the Premises;

(d)	one-half severed medially of the internal non-structural walls dividing the Premises from other parts of the Building and all other non-structural internal walls;

(e)	the doors door frames windows and window frames;

(f)	all additions and improvements to the Premises;

(g)	all the Landlord’s fixtures and fittings of every kind now in or upon or which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the same or otherwise) except any such tenant’s or trade fixtures installed by the Tenant that can be removed from the Premises without defacing the same and except any Equipment within the Premises not exclusively serving the Premises; and

(h)	the Equipment within the Premises that exclusively serves the Premises.

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THE THIRD SCHEDULE

The Term

THREE YEARS commencing from the 15th day of January 2007 and expiring on the 14th day of January 2010 (both days inclusive).

THE FOURTH SCHEDULE

The Basic Rent

The monthly Basic Rent for the Premises shall be HONG KONG DOLLARS EIGHTY THOUSAND SEVEN HUNDRED FIFTY ONLY (HK$80,750.00) but the Tenant is entitled to three rent-free periods of total 93 days, namely, from the 15th day of January 2007 to the 14th day of February 2007, the 15th January 2008 to the 14th February 2008 and the 15th day of January 2009 to the 14th day of February 2009 Provided That all Government rent, rates, Service Charge, Cooling Water Charge and all other outgoings during the said rent-free periods shall be borne by the Tenant solely.

THE FIFTH SCHEDULE

The Deposit

The Deposit for the Premises at the commencement of the Term shall be HK$261,630.00. The Deposit is subject to revision upon increase of the Basic Rent and/or the Government rent and/or rates during the Term.

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THE SIXTH SCHEDULE

The Special Conditions

1.	The Tenant shall at its own costs and expenses fit out the Premises in accordance with the fitting out rules imposed by the Landlord and the Manager. The Tenant shall solely be responsible to obtain at its own costs and expenses approval(s) from the Building Authority and any relevant Government authority for such fitting out works.

2.	Notwithstanding anything herein contained to the contrary, the Tenant shall reinstate the Premises to its original handover condition and deliver vacant possession of the Premises to the Landlord at the expiration of the Term or sooner determination of this Agreement.

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SIGNED by Ms. Chu Wai Ling,	)	For and on behalf of
its Authorized Person	)	CDW BUILDING LIMITED
)
on behalf of the Landlord,	)
in the presence of:-)		Authorized Signature(s)

CHAN YUET YUE

SIGNED by DEAN W PERSONNE	)	For and on behalf of
director(s)/authorised person(s) duly authorized	)	PEAK PLASTIC & METAL PRODUCTS (INTERNATIONAL) LTD.
by the Board of Directors of the Tenant,	)
in the presence of:-)
MARIA LEE YUK WAH		Authorized Signature(s)

C481199(0)

Received by the Landlord on or before the	)
day and year first above written of and from	)
the Tenant the sum of HK$261,630.00)
whereof the said sum of HK$214,617.00 is	)	HK$261,630.00
hereby transferred from the existing Tenancy	)
Agreement dated 1st April 2004 to this	)	For and on behalf of
agreement being the Deposit payable by the	)	CDW BUILDING LIMITED
Tenant.	)

Authorized Signature(s)

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Typical Floor Plan, Units E & F, 19/F CDW Building, 388 Castle Peak Road, Tsuen Wan, NT. (For Identification Only)